UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Harpoon Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 29, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Harpoon Therapeutics, Inc., a Delaware corporation (“Harpoon”). The meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/HARP2022 on Wednesday, June 22, 2022 at 9:00 a.m. Pacific Time.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this Proxy Statement and our 2021 Annual Report on Form 10-K. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2021 Annual Report on Form 10-K and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting online, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this Proxy Statement, as well as in the notice you received in the mail.

On behalf of the Board of Directors and the employees of Harpoon, we thank you for your continued support.

Sincerely,

/s/ Georgia Erbez

Georgia Erbez

Chief Financial Officer and Secretary

HARPOON THERAPEUTICS, INC.

131 Oyster Point Boulevard, Suite 300

South San Francisco, California 94080

(650) 443-7400

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 a.m. Pacific Time

Date	Wednesday, June 22, 2022

Place	Live audio webcast at www.virtualshareholdermeeting.com/HARP2022

Purpose

(1)   To elect the two nominees named in the attached Proxy Statement as directors to serve on the Board of Directors for a three-year term.

(2)   To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

(3)   To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/HARP2022. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/HARP2022. You will also be asked to transact such other business, if any, as may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.

Record Date	The record date for the Annual Meeting is April 25, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the 2022 Annual Meeting beginning ten days prior to the meeting at our headquarters at 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (650) 443-7400 or writing to him at the address above. In addition, the list will be available for inspection by stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/HARP2022.

Voting by Proxy	You are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a legal proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’

Meeting to Be Held on Wednesday, June 22, 2022 at 9:00 a.m. Pacific Time via a live audio webcast at www.virtualshareholdermeeting.com/HARP2022.

The Annual Report on Form 10-K and the Proxy Statement for the Annual Meeting

are available at http://www.proxyvote.com.

By order of the Board of Directors,

/s/ Julie Eastland

Julie Eastland

President, Chief Executive Officer, and Director

South San Francisco, California

April 29, 2022

i

HARPOON THERAPEUTICS, INC.

131 Oyster Point Boulevard, Suite 300

South San Francisco, California 94080

(650) 443-7400

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 22, 2022

AT 9:00 A.M. PACIFIC TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these Proxy Materials (as defined below) because the Board of Directors of Harpoon Therapeutics, Inc. (the “Board”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting” or the “2022 Annual Meeting”) of Harpoon Therapeutics, Inc., including at any adjournments or postponements thereof, to be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/HARP2022 on Wednesday, June 22, 2022 at 9:00 a.m. Pacific Time. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. You may vote by proxy over the Internet, telephone or by mail, and your vote will be cast on your behalf at the Annual Meeting. To submit your proxy, simply follow the instructions in this Proxy Statement. The Proxy Materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021, are being made available on the Internet on or about April 29, 2022. As used in this Proxy Statement, references to “we,” “us,” “our” and the “Company” refer to Harpoon Therapeutics, Inc.

Why did I receive a Notice of Internet Availability of Proxy Materials on the Internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials over the Internet. Accordingly, on or about April 29, 2022, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. The Notice of 2022 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this Proxy Statement, the proxy card or voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2021 (collectively, the “Proxy Materials”) are available to stockholders on the Internet.

The Notice of Internet Availability will provide instructions as to how stockholders may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent to them by mail or email. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about April 29, 2022 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the Internet on the same date.

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless (1) you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after May 9, 2022.

When and where is the 2022 Annual Meeting?

The meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/HARP2022 on Wednesday, June 22, 2022 at 9:00 a.m. Pacific Time. You will not be able to attend the 2022 Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/HARP2022. Our Board annually considers the appropriate format of our annual meeting and this year has decided to hold a virtual annual meeting due to the ongoing COVID-19 global pandemic. In addition, we intend the virtual meeting format to provide stockholders a similar level of transparency to the traditional in-person meeting format and will take steps to ensure such an experience. Our stockholders will be afforded the same rights and opportunities to participate at the virtual 2022 Annual Meeting as they would at an in-person annual meeting of stockholders, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. At the end of the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the virtual meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

If you attend the virtual meeting as described above, you will be deemed to be attending in person, as provided by Delaware law.

The 2022 Annual Meeting webcast will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

How do I attend the 2022 Annual Meeting?

You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the Proxy Materials) or included in the email to you if you received the Proxy Materials by email in order to be able to vote your shares or submit questions during the 2022 Annual Meeting. Beneficial owners who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the shareholder communications mailbox to link through to the annual meeting; instructions should also be provided on the voting instruction form provided by your broker, bank, or other nominee. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/HARP2022. If you do not have your 16-digit control number, you will be able to access and listen to the 2022 Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting web portal.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 25, 2022.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 25, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were of 33,082,473 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 25, 2022, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting, vote by proxy over the telephone or through the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If on April 25, 2022, your shares were held, not in your name but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.

What am I voting on?

At the 2022 Annual Meeting, there are two matters scheduled for a vote:

•	Proposal 1: Election of two Class III directors to hold office until the 2025 Annual Meeting of Stockholders; and

•	Proposal 2: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

In addition, you will also be asked to transact such other business, if any, as may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors (Proposal 1), you may either vote “For” all nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the selection of our independent registered public accounting firm (Proposal 2), you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•	By Internet.

Before the Meeting. To vote through the Internet before the meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m., Eastern time on June 21, 2022 to be counted.

During the Annual Meeting. Attend the 2022 Annual Meeting by visiting www.virtualshareholdermeeting.com/HARP2022 and follow the instructions posted there. Please have your control number from the Notice of Internet Availability to join the 2022 Annual Meeting.

•

By Telephone. Call (800) 690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice. You will be asked to provide your control number from the Notice of Internet Availability. Your telephone vote must be received by 11:59 p.m., Eastern time, on June 21, 2022 to be counted.

•

By Mail. Complete and mail the proxy card that may be requested and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct if we receive it prior to the Annual Meeting.

•	Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote at the 2022 Annual Meeting, attend the 2022 Annual Meeting by visiting www.virtualshareholdermeeting.com/HARP2022 and follow the instructions posted there. Please have your 16-digit control number to join the 2022 Annual Meeting.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2022.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•	Proposal 1: FOR the election of the two Class III director nominees; and

•	Proposal 2: FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or by attending the Annual Meeting online, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the two nominees for director and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely instruct your broker, bank or other nominee how to vote your shares. Banks, brokers and other nominees can vote your unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely provide voting instructions to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. The election of directors (Proposal 1) is a non-routine matter. The ratification of the selection of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this Proxy Statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other nominee.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•	by submitting a timely notice to our Corporate Secretary in writing at 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080 that you are revoking your proxy;

•	by submitting another properly completed proxy with a later date;

•	by transmitting a subsequent vote over the Internet or by telephone prior to 11:59 p.m., Eastern time, on June 21, 2022; or

•	by attending the Annual Meeting, which will be held virtually via the Internet, and voting online. Simply attending the 2022 Annual Meeting will not, by itself, revoke your proxy.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 33,082,473 shares outstanding and entitled to vote. Thus, the holders of 16,541,237 shares must be present or represented by proxy at the Annual Meeting to have a quorum. As described above, stockholders attending the virtual meeting will be deemed to be attending in person, as provided by Delaware law, and their shares will be counted towards the quorum requirement.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting and present or represented by proxy may adjourn the meeting to another date.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with this proposal.

What vote is required to approve each item and how are votes counted?

Proposal 1: Election of Directors. Directors will be elected by a plurality of votes cast at the Annual Meeting by holders of shares present or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the most “For” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposal 2: Ratification of the Selection of the Independent Registered Public Accounting Firm. To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2022 must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “Against” vote.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of each nominee for director and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals due for the 2023 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our Proxy Statement for the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), we must receive them on or before December 30, 2022. Nothing in this paragraph shall require us to include in our Proxy Statement or proxy card for the 2023 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2023 Annual Meeting, without including such proposal in next year’s Proxy Statement, you must be a stockholder of record and provide timely notice in writing to our Corporate Secretary at c/o Harpoon Therapeutics, Inc., 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 22, 2023 and March 24, 2023; provided, however, that in the event that the date of the 2023 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2023 Annual Meeting. Your written notice must contain specific information required in Section 5 of our amended and restated bylaws (the “Bylaws”). For additional information about our director nomination requirements, please see our Bylaws.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call our Corporate Secretary at (650) 443-7400. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Currently, Class I consists of four directors, Class II consists of three directors, and Class III consists of two directors. Each class serves for a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board is currently composed of nine directors. There are two directors whose term of office expires in 2022. Each of the nominees listed below is currently a director who was previously elected by the stockholders. If the nominees listed below are elected, they will each hold office until the annual meeting of stockholders in 2025 and until each of their successors has been duly elected and qualified or, if sooner, until the director’s death, resignation or removal. All nominees are currently serving on our Board and have consented to being named in this Proxy Statement and to serve if elected. It is our policy to encourage directors and nominees for director to attend the Annual Meeting.

The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director or nominee should serve on the Board. There are no family relationships among any of our executive officers or directors.

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
Julie Eastland	58	2022	Director, President and CEO	2018
Scott Myers	56	2022	Director	2018

(1)	As of the date of this Proxy Statement.

Class III Directors—Nominees for Election at the Annual Meeting

Julie Eastland has served as our President and Chief Executive Officer since November 2021 and as a member of our Board since October 2018. Between October 2020 and November 2021, Ms. Eastland served as the Chief Operating Officer and Chief Financial Officer of ReCode Therapeutics, Inc., a biopharmaceutical company. Prior to ReCode Therapeutics, Ms. Eastland served as the Chief Financial and Business Officer of Rainier Therapeutics, Inc., a biotechnology company, from August 2018 to January 2020. Prior to Rainier Therapeutics, Ms. Eastland served as Chief Business Officer and Chief Financial Officer for Cascadian Therapeutics, Inc., a biotechnology company, from September 2010 through its acquisition by Seattle Genetics in March 2018. Prior to Cascadian, Ms. Eastland served as the Chief Financial Officer and Vice President of Finance and Administration for VLST Corporation, a biotechnology company, from January 2006 to September 2010. Prior to VLST Corporation, Ms. Eastland was the Vice President of Strategic Planning at Dendreon Corporation, a biotechnology company, from October 2000 to October 2005. Prior to Dendreon, Ms. Eastland was the Controller at Amgen, a biopharmaceutical company, from March 1996 to April 1998. Ms. Eastland also serves on the boards of directors of public companies Graybug Vision, Inc. (Nasdaq: GRAY), a biopharmaceutical company, and Dynavax Technologies Corporation (Nasdaq: DVAX), a biotechnology company. Ms. Eastland holds a B.S. in Finance from Colorado State University and an M.B.A. from Heriot-Watt University of the Edinburgh University in Scotland. Our Board believes that Ms. Eastland’s extensive professional experience and expertise in the biopharmaceutical industry provide her with the qualifications and skills to serve on our Board.

Scott Myers has served as Chair of our Board since October 2021 and a member of our Board since August 2018. Most recently, Mr. Myers was the CEO and served on the board of directors of AMAG Pharmaceuticals,

Inc., a pharmaceutical company, where he led its turnaround and strategic exit to Covis Pharma, S.à.r.l., a pharmaceutical company, in November 2020. Mr. Myers has served as Chairman of the board of directors of Rainier Therapeutics, Inc., an oncology biotechnology company focused on late-stage bladder cancer, from June 2018 to January 2020, and served as its Chief Executive Officer from September 2018 to January 2020. Mr. Myers led Rainier’s asset sale of vofatamab to Fusion Pharmaceuticals Inc. Prior to Rainier, Mr. Myers served as Chief Executive Officer, President and Director for Cascadian Therapeutics, Inc., an oncology company, from April 2016 through its acquisition by Seattle Genetics in March 2018. Prior to Cascadian, Mr. Myers served as the Chief Executive Officer of Aerocrine AB, a Swedish medical device company from September 2011 through its acquisition by Circassia Pharmaceuticals plc in July 2015. Mr. Myers is chairman of the board of directors of Dynavax Technologies Corp. (Nasdaq: DVAX) and an independent director on the board of directors of Selecta Biosciences (Nasdaq: SELB), a clinical-stage biotechnology company, where he serves as chairman of the compensation and benefits committee and as a member of the nomination and governance committee. Mr. Myers was an independent director at Trillium Therapeutics Inc. (Nasdaq: TRIL) prior to its acquisition by Pfizer Inc. (NYSE: PFE) in November 2021. Mr. Myers holds a B.A. in Biology from Northwestern University and an M.B.A. from the Graduate School of Business (Booth) at the University of Chicago. Our Board believes that Mr. Myers’ experience in the biotechnology industry and his extensive experience in the leadership of both commercial and development stage biopharmaceutical companies provide him with the qualifications and skills to serve on our Board.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote at the Annual Meeting on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NAMED DIRECTOR NOMINEES.

Information About Our Continuing Directors

Set forth below are the names, ages and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Mark Chin	40	2023	Director	2017
Alan Colowick, M.D.	60	2023	Director	2021
Andrew Robbins	46	2023	Director	2020
Joanne Viney, Ph.D.	56	2023	Director	2020
Jonathan Drachman, M.D.	60	2024	Director	2018
Joseph Bailes, M.D.	65	2024	Director	2020
Ronald Hunt	57	2024	Director	2017

(1)	As of the date of this Proxy Statement.

The principal occupation, business experience and education of each continuing director are set forth below.

Class I Directors—Continuing in Office until the 2023 Annual Meeting of Stockholders

Mark Chin has served as a member of our Board since May 2017. Mr. Chin has served as a managing director at Arix Bioscience, a biotech-focused venture capital firm, since July 2021 and was previously an investment director there from July 2016 to April 2020. Prior to Arix Bioscience, he was a principal at Longitude Capital, a healthcare venture capital firm, from January 2012 to August 2018, where he focused on investments in both private and public biotechnology and medical technology companies. Prior to Longitude Capital, Mr. Chin was a consultant at the Boston Consulting Group, a global management consulting firm, from January 2011 to January 2012, where he managed strategy and corporate development projects for pharmaceutical and biotechnology companies, and prior to Boston Consulting Group, he worked in corporate development at Gilead Sciences, a biotechnology company, and in market planning at Genentech, a biotechnology company. Mr. Chin currently serves as a member of the board of directors of public pharmaceutical companies Pyxis Oncology (Nasdaq: PYXS), Imara Inc. (Nasdaq: IMRA) and Iterum Therapeutics (Nasdaq: ITRM). Mr. Chin holds a B.S. in Management Science from the University of California at San Diego, an M.S. in Biotechnology from the University of Pennsylvania and an M.B.A. from The Wharton School at the University of Pennsylvania. Our Board believes that Mr. Chin’s expertise and experience in the life sciences industry, experience as a director of other public companies in our industry and his educational background provide him with the qualifications and skills to serve on our Board.

Alan Colowick, M.D. has served as a member of our Board since March 2021. Dr. Colowick has served a managing director at Matrix Capital Management Company, L.P., an investment management firm, since April 2021. From May 2017 to January 2021, Dr. Colowick served as a Partner at Sofinnova Investment, Inc., a clinical stage life sciences venture capital firm. Prior to that, Dr. Colowick held various positions, including Executive Vice President, at Celgene Corporation, a pharmaceutical company, from February 2010 to April 2017. Dr. Colowick served as the Chief Executive Officer of Gloucester Pharmaceuticals Inc., an early-stage cancer pharmaceutical company, from February 2008 until its acquisition by Celgene Corporation in January 2010. From October 2006 to February 2008, Dr. Colowick served as President, Oncology at Geron Corporation (Nasdaq: GERN), a pharmaceutical company. Earlier in his career, Dr. Colowick served as Chief Medical Officer at Threshold Pharmaceuticals Inc., a biotechnology company, and served in various capacities at Amgen Inc. (Nasdaq: AMGN), a biopharmaceutical company. Dr. Colowick currently serves on the board of directors of AC Immune (Nasdaq: ACIU) and Personalis, Inc. (Nasdaq: PSNL). He previously served as executive chair and chair of the board of directors of Principia Biopharma Inc. (acquired by Sanofi in September 2020). Dr. Colowick holds a B.S. in Molecular Biology from the University of Colorado, an M.D. from Stanford University School of Medicine, and an M.P.H. from the Harvard School of Public Health. Our Board believes that Dr. Colowick’s extensive professional experience, as well as financial understanding of the biotechnology industry, provide him with the qualifications and skills to serve on our Board.

Andrew Robbins has served as a member of our Board since March 2020. Since October 2020, Mr. Robbins has served as CEO and President, and as a member of the board of directors of, Cogent Biosciences, Inc. (Nasdaq: COGT), a biotechnology company. Mr. Robbins served as Chief Operating Officer at Array BioPharma Inc., a pharmaceutical company, from March 2015 through its acquisition by Pfizer Inc., a pharmaceutical company, in July 2019, after serving as its Senior Vice President, Commercial Operations from July 2012 to March 2015. From January 2007 to July 2012, Mr. Robbins held management positions at Hospira, Inc., a pharmaceutical and medical device company, including General Manager and Vice President of the U.S. Alternate Site business unit and Vice President of Corporate Development. Prior to Hospira, Mr. Robbins held commercial and leadership positions within Pfizer’s oncology unit. Mr. Robbins has served on the board of directors of Turmeric Acquisition Corp. (Nasdaq: TMPM), a special purpose acquisition company, since October 2020. Mr. Robbins holds a B.A. from Swarthmore College and an M.B.A. from the Kellogg School of Management at Northwestern University. Our Board believes that Mr. Robbins’ expertise and experience in the life sciences industry provide him with the qualifications and skills to serve on our Board.

Joanne Viney, Ph.D. has served as a member of our Board since July 2020. Dr. Viney is co-founder of and has served as President and Chief Executive Officer of Seismic Therapeutic, a biotechnology company, since

October 2021. Previously, Dr. Viney was co-founder of and served as Chief Scientific Officer of Pandion Therapeutics Inc. (Nasdaq: PAND) from April 2017 and its President from July 2019. In April 2021, Pandion Therapeutics was acquired by Merck & Co Inc (NYSE: MRK) and became a wholly owned subsidiary of Merck & Co Inc, and Dr. Viney remained in her role at Pandion Therapeutics until October 2021. From November 2015 to November 2016, Dr. Viney served as Senior Vice President, Drug Discovery at Biogen Inc. (Nasdaq: BIIB), a biotechnology company, after serving as Vice President, Immunology Research from July 2011 to October 2015. From September 2003 to April 2011, Dr. Viney served as Executive Director of Inflammation Research at Amgen Inc., a biopharmaceutical company, after serving as Director of Inflammation Research from July 2002 to August 2003. Dr. Viney serves on the boards of directors of public biotechnology companies Finch Therapeutics, Inc. (Nasdaq: FNCH) and Graphite Bio, Inc. (Nasdaq: GRPH). Dr. Viney holds a Ph.D. in immunology from the University of London, St. Bartholomew’s Hospital Medical School, and a BSc in biophysical science from the University of East London. Our Board believes that Dr. Viney’s expertise and experience in the life sciences industry provide her with the qualifications and skills to serve on our Board.

Class II Directors—Continuing in Office until the 2024 Annual Meeting of Stockholders

Joseph Bailes, M.D. has served as a member of our Board since March 2020. Dr. Bailes is a medical oncologist with experience in clinical practice, legislation, public policy and advocacy and has served as an industry consultant for the past decade, including as Senior Advisor to the American Society of Clinical Oncology (ASCO) Government Relations Council since 2010. In addition, Dr. Bailes previously served in various executive leadership roles at ASCO until 2010, including as President, Interim Executive Vice President, Chief Executive Officer, Chair of the Clinical Research Committee and Chair of the Government Relations Council. Industry companies with which Dr. Bailes has consulted include Kite Pharma, Inc. (a subsidiary of Gilead Sciences, Inc.), Eli Lilly and Company (NYSE: LLY), G1 Therapeutics, Inc. (Nasdaq: GTHX), and Telik, Inc. In addition, Dr. Bailes has many years of oncology practice experience in the private sector as a former partner at Texas Oncology, P.A., an oncology practice group, and as a founding member of, and the President of Research overseeing clinical trials and drug development activities at Physician Reliance Network, LLC, a health care company and corporate predecessor of US Oncology, Inc., where he then served as Executive Vice President of Clinical Affairs. Dr. Bailes holds a B.A. from the University of Texas at Austin and an M.D. from the University of Texas Southwestern Medical School, Dallas. Dr. Bailes completed his internship and residency at the Parkland Memorial Hospital in Dallas and his Medical Oncology/Hematology Fellowship at the University of Texas Health Science Center in San Antonio, where he also served as a Clinical Assistant Professor. Our Board believes that Dr. Bailes’ medical expertise and experience in the biopharmaceutical industry provide him with the qualifications and skills to serve on our Board.

Jonathan Drachman, M.D. has served as a member of our Board since September 2018. Since January 2019, Dr. Drachman has been Chief Executive Officer and President of Neoleukin Therapeutics, Inc., a biotechnology company that uses computational algorithms to design de novo proteins for the treatment of cancer, inflammation and autoimmune diseases. Previously, Dr. Drachman served as the Chief Medical Officer and Executive Vice President, Research and Development of Seattle Genetics (Nasdaq: SGEN), a biotechnology company, from October 2013 until May 2018, after serving as their Senior Vice President, Research and Translational Medicine and various other positions of increasing authority since November 2004. Prior to Seattle Genetics, Dr. Drachman was Associate Professor in the Hematology Division, Department of Medicine at the University of Washington in Seattle, where he remains a Clinical Professor of Medicine. He also served as Senior Investigator in the Division of Research and Education and Medical Director of the Umbilical Cord Blood Program at the Puget Sound Blood Center. Dr. Drachman currently serves on the boards of directors of public biotechnology companies Calithera Biosciences, Inc. (Nasdaq: CALA) and Neoleukin Therapeutics, Inc. (Nasdaq: NLTX). Dr. Drachman holds a B.A. in Biochemistry from Harvard University and an M.D. from Harvard Medical School. He completed his residency in Internal Medicine and fellowship in Medical Oncology at the University of Washington School of Medicine. Our Board believes that Dr. Drachman’s scientific and professional expertise and his educational background provide him with the qualifications and skills to serve on our Board.

Ronald Hunt has served as a member of our Board since May 2017 and was the Chair of our Board from April 2020 to October 2021. Mr. Hunt co-founded and has served as a Managing Director of New Leaf Venture Partners, a venture capital fund focused on biopharmaceuticals and other healthcare technologies, since 2005. From 1998 to 2005, Mr. Hunt was a partner at the Sprout Group, an institutional venture capital firm. Prior to Sprout, Mr. Hunt was a consultant within the pharmaceutical industry practice at Coopers & Lybrand Consulting, a consulting firm, and a consultant at The Health Care Group (a division of the Interpublic Group), a strategy consulting firm. Prior to the Health Care Group, Mr. Hunt held a number of roles in the sales and marketing divisions of Johnson & Johnson (NYSE: JNJ) and SmithKline Beecham Pharmaceuticals, both pharmaceutical companies. Mr. Hunt currently serves on the boards of directors of public companies Iterum Therapeutics plc (Nasdaq: ITRM) and Rallybio Corp (Nasdaq: RLYB), and has previously served as a director for Neuronetics, Inc. (Nasdaq: STIM). Mr. Hunt holds a B.S. from Cornell University and an M.B.A. from The Wharton School at the University of Pennsylvania. Our Board believes that Mr. Hunt’s expertise and experience in the venture capital and pharmaceutical industry, and his educational background provide him with the qualifications and skills to serve on our Board.

Board Diversity

Due to the global and complex nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, sexual orientation, age, education, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives. Below is an overview of the diversity statistics for our Board:

Board Diversity Matrix (As of April 29, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	0	1
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Independence

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent registered public accounting firm, our Board has affirmatively determined that all of our directors, except Ms. Eastland, by virtue of her position as President and Chief Executive Officer, and Dr. McMahon, prior to his resignation as President, Chief Executive Officer and director in October 2021, are independent directors within the meaning of the applicable Nasdaq listing standards. In making these determinations, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Leadership Structure and Risk Oversight

The Board has an independent chair (the “Board Chair”), Mr. Myers, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Mr. Hunt served as the Board Chair until October 2021. The Board Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss with management and the independent registered public accounting firm, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cyber security, and back-up of information systems and the steps we have taken to monitor and control such exposures. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including our procedures and any related policies with respect to risk assessment and risk management. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of the operations and corporate functions of the Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Meetings and Attendance

Our Board held nine meetings during the fiscal year ended December 31, 2021. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the committees of the Board on which they served during the fiscal year ended December 31, 2021 (in each case, which were held during the period for which they were a director and/or a member of the applicable committee). It is our policy to encourage our directors to attend the Annual Meeting. All of the then-serving members of our Board attended the 2021 Annual Meeting of Stockholders.

As required under applicable Nasdaq listing standards, in the fiscal year ended December 31, 2021, our independent, non-employee directors met regularly in scheduled executive sessions at which only independent directors were present.

Board Committees

Our Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Research and Development Committee. The following table provides current membership information and the total number of meetings held during the fiscal year ended December 31, 2021 for each committee. Our committees were reconstituted in March 2021 to add Dr. Viney to the Audit Committee, to add Dr. Colowick and Mr. Chin to the Compensation Committee, and to remove Mr. Myers from the Compensation Committee. Our Research and Development Committee was also formed in March 2021 and consists of Dr. Viney, Dr. Bailes, Mr. Chin and Dr. Drachman, with Dr. Viney serving as chair of the committee. With the resignation of Gerald McMahon as President and Chief Executive Officer and director in October 2021 and Ms. Eastland’s succession of Dr. McMahon effective November 2021, Ms. Eastland resigned from the Audit Committee and the Nominating and Corporate Governance Committee.

Name	Audit Committee	Compensation Committee		Nominating and Corporate Governance Committee		Research and Development Committee
Joseph Bailes, M.D.				X		X
Mark Chin		X				X
Alan Colowick, M.D.		X
Jonathan Drachman, M.D.				X		X
Julie Eastland
Ronald Hunt		X	*
Scott Myers†	X			X	*
Andrew Robbins†	X	X
Joanne Viney, Ph.D.	X					X	*

Total meetings held in 2021	5	6		2		5

†	Audit Committee Financial Expert
*	Committee Chair

Below is a description of each committee of the Board. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the “Corporate Governance” section of our website, www.harpoontx.com. The inclusion of our website address here and elsewhere in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•	evaluating the performance of and assessing the qualifications of the independent registered public accounting firm;

•	determining whether to retain or terminate the engagement of the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•	reviewing written disclosure on independence of the independent registered public accounting firm prior to their engagement;

•	determining and approving the engagement of the independent registered public accounting firm;

•	determining and approving the engagement of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by applicable laws and rules;

•	assessing, at least annually, and taking appropriate action to oversee the independence of the independent registered public accounting firm;

•	considering and adopting policies regarding preapproval of employment by the Company of individuals employed or formerly employed by the independent registered public accounting firm;

•

reviewing with Company management and the independent registered public accounting firm the results of the annual audit, the independent registered public accounting firm’s views on the Company’s significant accounting practices, the reasonableness of significant judgments and estimates, all known and likely misstatements identified during the audit and other matters required to be communicated under PCAOB standards;

•

reviewing the Company’s annual audited financial statements, quarterly financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings to be filed with the SEC with management and the independent registered public accounting firm, as appropriate;

•	overseeing the preparation of the Audit Committee report included in the Company’s annual proxy statement;

•	reviewing and establishing appropriate insurance coverage for the Company’s directors and officers;

•	reviewing with management and the independent registered public accounting firm, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation;

•

reviewing and discussing with management and the independent registered public accounting firm, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, as well as management risks related to data privacy, technology and information security;

•

establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•

reviewing the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics; and

•	reviewing and evaluating, at least annually, the performance of our Audit Committee and the adequacy of its charter.

Messrs. Myers and Robbins and Dr. Viney serve as the current members of the Audit Committee. The Board determined that Messrs. Myers and Robbins are each an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. Our Board has determined that each of the members of our Audit Committee satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act. The Audit Committee met five times during the fiscal year ended December 31, 2021.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Harpoon Therapeutics, Inc.

Audit Committee

Andrew Robbins

Scott Myers

Joanne Viney, Ph.D.

Compensation Committee

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and modifying, or reviewing and recommending, as applicable, our overall compensation strategy and policies;

•

reviewing and approving, or reviewing and recommending to the Board for approval, compensation and other terms of employment of our chief executive officer and our other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	reviewing and recommending to our full Board the compensation of the members of our Board;

•	administering the equity incentive plans, compensation plans and similar programs advisable for us, as well as reviewing, adopting, amending and terminating such plans and programs;

•	reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending that our full Board its inclusion in our periodic reports to be filed with the SEC;

•	providing recommendations to the Board on compensation related proposals to be considered at the Company’s annual meeting, including the frequency of advisory votes on executive compensation; and

•	reviewing and evaluating, at least annually, the performance of our Compensation Committee and the adequacy of its charter.

Messrs. Chin, Hunt and Robbins and Dr. Colowick serve as the current members of the Compensation Committee, with Mr. Hunt serving as Chair of the committee. Mr. Myers served as a member of the Compensation Committee until March 2021, at which point he was replaced by Mr. Chin. Our Board has determined that each of the members of our Compensation Committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. The Compensation Committee met six times during the fiscal year ended December 31, 2021.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Compensia, Inc. (the “Consultant”), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed the Consultant’s independence and determined that the Consultant had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged the Consultant to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers and directors against compensation for similarly situated executives at our peer group. Our management did not have the ability to direct the Consultant’s work.

Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his or her performance is conducted by the Compensation Committee, which determines any adjustments to his or her compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, including analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee.

Nominating and Corporate Governance Committee

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying, evaluating, nominating and recommending individuals for membership on our Board;

•	reviewing periodically and evaluating director performance on our Board and its applicable committees, and recommending to our Board and management areas for improvement;

•

overseeing the Board’s committee structure and operations, including reviewing its authority to delegate to subcommittees and committees reporting to the Board and making recommendations to the Board at least annually on committee chairs and membership;

•	reviewing and recommending to our Board any amendments to our corporate governance policies;

•

periodically reviewing with our Chief Executive Officer the plans for succession for our executive officers, and making recommendations to the Board with respect to the selection of appropriate individuals to succeed these positions;

•

periodically reviewing the processes and procedures used by the Company to provide information to the Board and its committees, and making recommendations to the Board and management for improvement, as appropriate; and

•	reviewing and assessing, at least annually, the performance of our Nominating and Corporate Governance Committee and the adequacy of its charter.

Mr. Myers and Drs. Bailes and Drachman serve as the current members of the Nominating and Corporate Governance Committee, with Mr. Myers serving as Chair of the Committee. Ms. Eastland served as a member of the Nominating and Corporate Governance Committee until November 2021, when she was appointed as our President and Chief Executive Officer. Our Board has determined that each member of our Nominating and

Corporate Governance Committee is independent under the applicable listing standards of Nasdaq. The Nominating and Corporate Governance Committee met two times during the fiscal year ended December 31, 2021.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, understand the Company’s industry and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time, subject to Board approval. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Corporate Secretary at c/o Harpoon Therapeutics, Inc., 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Research and Development Committee

The Research and Development Committee oversees the overall strategy, direction and effectiveness of our research and development operations. Our Research and Development Committee was formed in March 2021 and consists of Dr. Viney, Dr. Bailes, Mr. Chin and Dr. Drachman, with Dr. Viney serving as chair of the committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available in the “Corporate Governance” section of our website, www.harpoontx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. The reference to our website does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines is available in the “Corporate Governance” section of our website, www.harpoontx.com.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available in the “Corporate Governance” section of our website, www.harpoontx.com. All communications will be compiled by our Corporate Secretary and submitted to our Board or individual directors, as applicable, on a periodic basis. The inclusion of our website address here and elsewhere in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Hedging Policy

Pursuant to our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in short sales, transactions in publicly traded options, such as puts or calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time. No waivers of this policy were requested or provided during 2021.

The information provided under this Hedging Policy section shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2017. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by Ernst & Young LLP for the fiscal years ended December 31, 2021 and 2020 by Ernst & Young LLP, our independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2021	2020
Audit fees(1)	$825,700	$883,160
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	1,650	3,475

Total fees	$827,350	$886,635

(1)

Audit fees consist of fees for our quarterly reviews and audit of our annual financial statements, services provided in connection with SEC registration statements, issuance of the comfort letters, consents and consultations on accounting matters.

(2)	All other fees consist of fees paid to Ernst & Young LLP for access to its proprietary accounting research database.

Pre-Approval Policies and Procedures

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding independent registered public accounting firm independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

The Audit Committee elected to delegate pre-approval authority to the Chair of the Audit Committee to approve any one or more individual permitted non-audit services for which estimated fees do not exceed $75,000 as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The Chair of the Audit Committee shall report any pre-approval granted at the next scheduled meeting of the Audit Committee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 29, 2022:

Name	Age	Position(s)
Julie Eastland	58	President, Chief Executive Officer and Director
Georgia Erbez	55	Chief Financial Officer
Natalie Sacks, M.D.	57	Chief Medical Officer(1)
Holger Wesche, Ph.D.	54	Chief Scientific Officer

(1)	Dr. Sacks has announced her intention to resign from her position as Chief Medical Officer effective June 1, 2022.

Julie Eastland. Biographical information for Ms. Eastland is included above with the director biographies under the section titled “Proposal 1: Election of Directors.”

Georgia Erbez has served as our Chief Financial Officer since October 2018. From September 2016 to May 2018, she served as the Chief Business Officer and Chief Financial Officer at Zosano Pharma Corp. (Nasdaq: ZSAN), a pharmaceutical company, after serving as its Interim Chief Financial Officer from June 2016 to September 2016. Ms. Erbez also served as the Senior Vice President and Chief Financial Officer at Revolution Medicines (Nasdaq: RVMD), a biotechnology company, from May 2016 to September 2016, the Executive Vice President and Chief Financial Officer at Asterias Biotherapeutics, a biotechnology company, from November 2015 to March 2016, and the Chief Financial Officer at Raptor Pharmaceuticals, a pharmaceutical company, from September 2012 to November 2014. From November 2014 to October 2018, she was also a Managing Director at Axiom Financial Partners, a life-sciences consulting firm. Ms. Erbez currently serves as a member of the board of directors of Sierra Oncology, Inc (Nasdaq: SRRA). Ms. Erbez holds a B.A. in International Relations, with an emphasis in Economics, from the University of California, Davis.

Natalie Sacks, M.D. has served as our Chief Medical Officer since October 2018. From September 2016 to September 2018, Dr. Sacks was the Chief Medical Officer at Aduro Biotech, Inc., an immunotherapy company. Prior to Aduro, she was Vice President of Clinical Development at Onyx Pharmaceuticals (acquired by Amgen Inc.), a biopharmaceutical company, from April 2011 to February 2014, where she played a key role in the development and approval of Kyprolis, an FDA-approved therapy for the treatment of relapsed or refractory multiple myeloma, and in business development strategy. From September 2009 to March 2011, Dr. Sacks served as Vice President of Clinical Research for Exelixis, Inc., a genomics pharmaceutical company. From November 2002 to April 2009, she served as Vice President of Clinical Development at Cell Genesys, Inc., an immuno-oncology company. Dr. Sacks currently serves as a member of the boards of directors of public biotechnology companies Zymeworks, Inc. (NYSE: ZYME) and Caribou Biosciences, Inc. (Nasdaq: CRBU). She has served in a variety of research and analytical roles at academic institutions and companies, including Massachusetts General Hospital, Medical College of Pennsylvania, and ICI-Stuart Pharmaceuticals. From 2004 to 2016, Dr. Sacks served as an assistant clinical professor of medicine in the Division of Hematology/Oncology at the University of California, San Francisco. Dr. Sacks holds a B.A. in Mathematics from Bryn Mawr College, an M.S. in Biostatistics from Harvard University School of Public Health and an M.D. from the University of Pennsylvania School of Medicine.

Holger Wesche, Ph.D. has served as our Chief Scientific Officer since October 2018. From January 2017 to October 2018, Dr. Wesche served as our Senior Vice President of Research, and from April 2015 to January 2017, he served as our Vice President of Research. From March 2013 to April 2015, Dr. Wesche was a Scientific Director at Amgen Inc., a biopharmaceutical company, where he was responsible for cross-functional organization and coordination of the next generation BiTE platform, a T cell engaging antibody platform. Dr. Wesche’s experience has focused on target validation, drug discovery and drug development as well as multi-site project management in the fields of oncology and inflammation, and he has led several drug discovery projects through pre-clinical development. He is also the co-author of numerous publications and several U.S. patents. Dr. Wesche holds an M.S. equivalent in Biochemistry, Biophysical Chemistry and Immunology and earned a Ph.D. equivalent for his work on the IL-1 receptor complex, each from the University of Hannover in Germany.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by all individuals that served as our principal executive officer and the two other most highly compensated executive officers during the fiscal years indicated (collectively, the “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Julie Eastland	2021	83,766	205,000	(4)	1,887,676	(5)	—	50,899	(6)	2,227,341
President, Chief Executive Officer and Director(3)	2020	N/A	N/A		N/A		N/A	N/A		N/A

Gerald McMahon, Ph.D.	2021	467,875	—		2,558,607		—	899,620	(8)	3,926,102
Former President, Chief Executive Officer and Director(7)	2020	549,000	—		1,485,426		274,500	8,550		2,317,476

Natalie Sacks, M.D.	2021	465,000	—		1,924,071		277,050	9,741	(9)	2,675,862
Chief Medical Officer	2020	440,000	—		678,119		184,800	8,550		1,311,469

Georgia Erbez	2021	415,000	—		1,599,386		203,550	9,711	(9)	2,227,647
Chief Financial Officer	2020	390,000	—		468,734		156,000	8,550		1,023,284

(1)

The amounts shown for option awards represent the aggregate grant date fair value of the option awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 9 to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)

The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year. This column reflects amounts earned based on the achievement of company and individual performance goals and other factors deemed relevant by the Board and the Compensation Committee.

(3)	Ms. Eastland began serving as our President and Chief Executive Officer effective November 8, 2021 and was not a named executive officer in 2020.
(4)	This amount reflects a one-time signing bonus.
(5)

This amount shown for option awards includes $166,183, as computed in accordance with ASC 718, representing the aggregate grant date fair value of the option award granted to Ms. Eastland for her service as a director before she transitioned into an executive officer role.

(6)

This aggregate amount includes director fees Ms. Eastland earned before she transitioned into an executive officer role in the amount of $44,168. It also includes life insurance premiums in the amount of $190, our matching contribution benefit on Ms. Eastland’s 401(k) contributions in the amount of $1,434 and, pursuant to the employment offer letter between Ms. Eastland and the Company dated October 25, 2021, reimbursements of $5,107 in legal fees pertaining to Ms. Eastland’s employment letter with the Company.

(7)	Dr. McMahon resigned as our President and Chief Executive Officer effective October 26, 2021.

(8)

This aggregate amount includes our matching contribution benefit on Dr. McMahon’s 401(k) contributions in the amount of $8,700 and life insurance premiums in the amount of $579, as well as, pursuant to the transition and retirement agreement between Dr. McMahon and the Company dated October 25, 2021, COBRA benefits in the amount of $65,246, a prorated target bonus in the amount of $255,095, and severance pay in the form of salary continuation in the amount of $570,000.

(9)	Represents our matching contribution benefit on the executive officer’s 401(k) contributions and life insurance premiums, whether or not actually paid during such year.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2021 under the 2015 Plan (as defined below) and the 2019 Plan (as defined below):

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Julie Eastland	—		350,000	(1)	6.85	11/8/2031
	—		10,167	(2)	23.20	5/3/2031
	10,167		—		20.59	5/27/2030
	10,167		—		11.84	6/2/2029
	5,907		—		14.00	2/6/2029
	21,896		5,760	(3)	2.11	10/17/2028
Gerald McMahon, Ph.D.	41,586	(4)	139,884	(4)	18.66	1/27/2031
	79,163	(5)	86,047	(5)	13.29	1/30/2030
	76,774	(6)	31,614	(6)	14.00	2/7/2029
	120,702	(7)	35,881	(7)	2.11	11/16/2028
	95,710	(8)	16,338	(8)	1.62	6/22/2027
	318,590		—		0.59	1/4/2027
Natalie Sacks, M.D.	—		155,000	(9)	7.73	11/11/2031
	18,333	(4)	61,667	(4)	18.66	1/27/2031
	36,148	(5)	39,292	(5)	13.29	1/30/2030
	28,902	(7)	16,723	(7)	2.11	11/16/2028
	110,677		58,250	(3)	2.11	10/17/2028
Georgia Erbez	—		115,000	(9)	7.73	11/11/2031
	16,500	(4)	55,500	(4)	18.66	1/27/2031
	24,993	(5)	27,167	(5)	13.29	1/30/2030
	2,880	(6)	1,187	(6)	14.00	2/7/2029
	100,456	(7)	45,452	(7)	2.11	11/16/2028

(1)

25% of the options vest on the first anniversary of November 8, 2022, and the remaining 75% vest in equal monthly installments over the three years following such first anniversary, subject to continuous service through each vesting date.

(2)	The options fully vest one day prior to the first anniversary of May 4, 2021, subject to continuous service through such vesting date.
(3)

Because these options are exercisable immediately, subject to a repurchase right in favor of the Company which lapses as the options vest, this amount reflects the number of options that were exercisable and vested as of December 31, 2021.

(4)	The options commenced vesting on January 28, 2021 in equal monthly installments over four years, subject to continuous service through each vesting date.

(5)	The options commenced vesting on January 31, 2020 in equal monthly installments over four years, subject to continuous service through each vesting date.
(6)

25% of the options vested on the first anniversary of February 7, 2019, and the remaining 75% vests in equal monthly installments over the three years following such first anniversary, subject to continuous service through each vesting date.

(7)

25% of the options vested on the first anniversary of November 16, 2018, and the remaining 75% vests in equal monthly installments over three years, subject to continuous service through each vesting date.

(8)	The options commenced vesting on July 16, 2018 in equal monthly installments over four years, subject to continuous service through each vesting date.
(9)

50% of the options will vest on the first anniversary of November 11, 2021, and the remaining 50% will vest in equal six-month installments, at May 11, 2023 and November 11, 2023, subject to continuous service through each vesting date.

Narrative to Summary Compensation Table and Outstanding Equity Awards at 2021 Fiscal Year End

Employment Agreements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, annual target bonus and severance benefits upon a qualifying termination of employment or change in control of our company. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard form of proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below.

Julie Eastland

Pursuant to our employment agreement with Ms. Eastland, we agreed to an initial annual base salary of $565,000, which could be increased from time to time based on the review of our Compensation Committee. Ms. Eastland is eligible for an annual performance bonus as determined by our Compensation Committee. Effective January 1, 2022, Ms. Eastland’s target bonus will be 55% of her annual base salary.

If within 60 days prior to or within 18 months after a “change in control” (as defined in the employment agreement) Ms. Eastland’s employment is terminated by us without “cause” or by Ms. Eastland for “good reason” (each as defined in the employment agreement), then she will receive (i) full vesting acceleration of her outstanding options and restricted stock, (ii) severance pay equivalent to 18 months of her then-current base salary, payable ratably in installments and (iii) up to 18 months of reimbursement of COBRA premiums, except such reimbursements will not exceed the amount we then pay for health insurance coverage for our active employees (or in our discretion cash payments in lieu thereof for up to 18 months), in each case subject to the execution of an effective release. Upon a termination of Ms. Eastland’s employment without cause or for good reason at any other time, Ms. Eastland will receive (i) severance pay equivalent to 12 months of her then-current base salary, payable ratably in installments and (ii) up to 12 months of reimbursement of COBRA premiums, except such reimbursements will not exceed the amount we then pay for health insurance coverage for our active employees, in each case subject to the execution of an effective release.

Gerald McMahon, Ph.D.

Pursuant to our employment agreement with Dr. McMahon, we agreed to an initial annual base salary, which could be increased from time to time based on the review of our Compensation Committee. Dr. McMahon’s annual base salary was $549,000 in 2020 and $570,000 in 2021. During his employment, Dr. McMahon was eligible for an annual performance bonus as determined by our Compensation Committee. Dr. McMahon’s annual target bonus was 50% of his annual base salary in 2020 and 55% of his annual base salary in 2021.

In October 2021, Dr. McMahon entered into a transition and retirement agreement with us, pursuant to which he received (i) severance pay equivalent to 12 months of his base salary in effect as of his resignation, (ii) a prorated target bonus for 2021 of $255,095, and (iii) up to 18 months of reimbursement of COBRA premiums. Under the terms of the transition and retirement agreement, Dr. McMahon will serve as a consultant to the Company for 12 months following his resignation.

Natalie Sacks, M.D.

Pursuant to our employment agreement with Dr. Sacks, we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Dr. Sacks’ annual base salary was $440,000 in 2020 and $465,000 in 2021. Dr. Sacks is eligible for an annual performance bonus as determined by our Compensation Committee. Dr. Sacks’ annual target bonus was 40% of her annual base salary for 2020 and 2021. Effective January 1, 2022, Dr. Sacks’ annual base salary increased to $477,000, and her target bonus was increased to 60% of her annual base salary.

If within 60 days prior to or within 12 months after a “change in control” (as defined in the employment agreement) Dr. Sacks’ employment is terminated by us without “cause” or by Dr. Sacks for “good reason” (each as defined in the employment agreement), then she will receive (i) full vesting of her outstanding equity awards, (ii) a lump sum severance payment equivalent to 12 months of her then-current base salary and (iii) up to 12 months of reimbursement of COBRA premiums for herself and her eligible dependents (or in our discretion, cash payments in lieu thereof for up to nine months), in each case subject to the execution of an effective release. Upon a termination of Dr. Sacks’ employment without cause or for good reason at any other time, Dr. Sacks will receive (i) a lump sum severance payment equal to 12 months of her then-current base salary, (ii) up to 12 months of reimbursement of COBRA premiums for herself and her eligible dependents (or in our discretion cash payments in lieu thereof for up to nine months) and (iii) the unvested portion of each of her then-outstanding equity awards that otherwise would have vested had she remained employed for 12 months following the date of such termination will immediately vest, in each case subject to the execution of an effective release.

In addition, in the event of a change in control where the successor corporation fails to assume or substitute for Dr. Sacks’ equity awards, such equity awards will fully vest immediately prior to the effective time of the change in control.

Dr. Sacks has announced her intention to resign from her position as Chief Medical Officer effective June 1, 2022.

Georgia Erbez

Pursuant to our employment agreement with Ms. Erbez, we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Ms. Erbez’s annual base salary was $390,000 in 2020 and $415,000 in 2021. Ms. Erbez is eligible for an annual performance bonus as determined by our Compensation Committee. Ms. Erbez’s annual target bonus was 40% of her annual base salary for 2020 and 2021. Effective January 1, 2022, Ms. Erbez’s annual base salary increased to $430,000, and her target bonus was increased to 49% of her annual base salary.

If within 60 days prior to or within 12 months after a “change in control” (as defined in the employment agreement) Ms. Erbez’s employment is terminated by us without “cause” or by Ms. Erbez for “good reason” (each as defined in the employment agreement), then she will receive (i) full vesting acceleration of her outstanding options and restricted stock, (ii) severance pay equivalent to 9 months of her then-current base salary, payable ratably in installments and (iii) up to 9 months of reimbursement of COBRA premiums, except such reimbursements will not exceed the amount we then pay for health insurance coverage for our active employees (or in our discretion cash payments in lieu thereof for up to nine months), in each case subject to the execution of an effective release. Upon a termination of Ms. Erbez’s employment without cause or for good reason at any other time, Ms. Erbez will receive (i) severance pay equivalent to 9 months of her then-current base salary, payable ratably in installments and (ii) up to 9 months of reimbursement of COBRA premiums, except such reimbursements will not exceed the amount we then pay for health insurance coverage for our active employees, in each case subject to the execution of an effective release.

Bonus and Non-Equity Plan Compensation

Cash bonus is intended to motivate and reward our executive officers for attaining rigorous annual corporate performance goals that relate to our key business objectives. The Compensation Committee reviews annually the target bonus amounts. The Compensation Committee determines actual bonus amounts earned after the end of the year based on the Company’s overall performance and each individual’s achievement and contributions.

Our annual corporate performance goals are typically established around the beginning of each year. Management prepares a set of goals covering corporate, development and financial objectives and key activities, which is then reviewed and, following any modification the Compensation Committee deems appropriate, approved by our Compensation Committee.

The Compensation Committee does not use a formula to calculate the Company’s or any individual’s performance. Rather, it qualitatively evaluates the totality of the Company’s progress and performance, contribution towards the creation of long-term stockholder value, and achievements relative to the goals.

In January 2022, the Compensation Committee completed an evaluation of our overall performance for 2021 and the named executive officers’ respective contributions in achieving this performance. The Compensation Committee’s review was based on company performance against high impact company goals, including clinical, preclinical, technology platforms and overall general administrative matters including financing, human resourcing and other administrative achievements. Following such review, the Compensation Committee awarded Dr. Sacks and Ms. Erbez cash bonuses of $277,050 and $203,550, respectively. Ms. Eastland was not eligible for the 2021 bonus due to the fact that she became our President and Chief Executive Officer in November 2021. Dr. McMahon received a prorated target bonus payment of $255,095 as part of his severance package, pursuant to the terms of his transition and retirement agreement with the Company.

Equity, Benefit and Retirement Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants, and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant stock options and other equity-based awards helps us to attract, retain, and motivate employees, consultants, and directors and encourages them to devote their best efforts to our business and financial success. The principal features of our equity incentive plans and our 401(k) plan are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans.

2019 Equity Incentive Plan

Our Board adopted and our stockholders approved our 2019 Plan in January 2019 for the purpose of attracting, retaining and incentivizing our executive officers, employees, non-employee directors and other service providers. Our 2019 Plan provides for the grant of incentive stock options (within the meaning of Section 422 of the Code), nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards and other forms of equity compensation, which are collectively referred to as stock awards. Our 2019 Plan also provides for the grant of performance cash awards.

Share Reserve

The aggregate number of shares of our common stock that may be issued pursuant to stock awards under our 2019 Plan was 1,505,456 as of December 31, 2021. Additionally, the number of shares of our common stock reserved for issuance under our 2019 Plan will automatically increase on January 1 of each year, beginning on January 1, 2020 and continuing through and including January 1, 2029, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. On January 1, 2022, the total number of shares available for issuance under the 2019 Plan was increased by 1,638,473 shares pursuant to this provision. The number of shares reserved for issuance under the 2019 Plan will also be increased by the number of shares subject to stock options or other stock awards granted under our 2015 Plan that would have otherwise returned to our 2015 Plan (such as upon the expiration or termination of a stock award prior to vesting). The maximum number of shares that may be issued upon the exercise of incentive stock options under our 2019 Plan is 8,000,000 shares.

Corporate Transactions

In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board may deem appropriate or for no consideration; or

•

make a payment equal to the excess of (1) the value of the property the participant would have received would have received upon exercise of the stock award over (2) the exercise price or strike price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under our 2019 Plan, a significant corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of at least 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability or settlement in the event of a change in control. Under our 2019 Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction, (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity or (3) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our assets.

2015 Equity Incentive Plan

In April 2015, our Board and our stockholders adopted our 2015 Plan, which was subsequently amended most recently in December 2018. Our 2015 Plan provided for the grant of incentive stock options within the meaning of Section 422 of the Code to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory options, restricted stock awards, restricted stock unit awards and stock appreciation rights our employees, consultants and directors.

In January 2019, our Board adopted and our stockholders approved our 2019 Plan (as described above), which became effective immediately prior to the execution of the underwriting agreement for our initial public offering in February 2019, at which point our 2015 Plan was terminated and no further grants were made under our 2015 Plan. However, all outstanding stock awards granted pursuant to our 2015 Plan continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock award.

Corporate Transactions

Our 2015 Plan provides that in the event of a merger of our company into another corporation or entity, or a change in control (as defined in our 2015 Plan), the administrator will determine how to treat each outstanding stock award. The administrator may:

•	arrange for the assumption or substitution of a stock award by a successor corporation;

•	provide that upon written notice that a participant’s awards will terminate upon or immediately prior to the transaction;

•	accelerate the vesting of the stock award;

•	cancel the stock award prior to the transaction in exchange for a payment, which may be reduced by the exercise price payable in connection with the stock award; or

•	a combination of any of the foregoing.

If awards are not assumed or substituted, they will vest and become exercisable in full. The administrator is not obliged to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner.

2019 Employee Stock Purchase Plan

Our Board adopted and our stockholders approved our 2019 Employee Stock Purchase Plan (“2019 ESPP”) in January 2019, and the 2019 ESPP became effective in connection with our initial public offering in February 2019. The purpose of the 2019 ESPP is to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. Our employees, including executive officers, and the employees of any of our designated affiliates are eligible to participate in our 2019 ESPP, provided they may have to satisfy one or more of the following service requirements before participating in our 2019 ESPP, as determined by the administrator: (1) customary employment with us or one of our affiliates for more than 20 hours per week and five or more months per calendar year or (2) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. An employee may not be granted rights to purchase stock under our 2019 ESPP (a) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our common stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding.

Share Reserve

The maximum number of shares of our common stock that may be issued under our 2019 ESPP was 617,210 shares as of December 31, 2021. Additionally, the number of shares of our common stock reserved for issuance under our 2019 ESPP will automatically increase on January 1 of each year, beginning on January 1, 2020 and continuing through and including January 1, 2029, by the lesser of (1) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (2) 750,000 shares of our common stock or (3) such lesser number of shares of our common stock as determined by our Board. On January 1, 2022, the total number of shares available for issuance under the 2019 ESPP was increased by 327,694 shares pursuant to this provision. Shares subject to purchase rights granted under our 2019 ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under our 2019 ESPP.

Health and Welfare Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision and life insurance plans, in each case on the same basis as all of our other full-time employees.

401(k) Plan

We maintain a 401(k) plan pursuant to which our employees (subject to certain exceptions) are eligible to participate. Our named executive officers are eligible to participate in the 401(k) plan. Participants may defer up to 100% of their salary, up to the IRS dollar amount limits which is $19,500, and an additional $6,500 in catchup for participants ages 50 and up. We also fund a 3% profit sharing contribution for the 2021 401(k) plan.

Director Compensation

Non-Employee Director Compensation Policy

Our Board adopted a Non-Employee Director Compensation Policy, referred to herein as the policy, effective as of February 7, 2019, and amended the policy, referred to herein as the amended policy, in March 2021 and October 2021. Under the policy, each of our non-employee directors are eligible to receive compensation for service on our Board and committees of our Board. Non-employee directors also receive reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board.

The amended policy provides our non-employee directors with the following cash compensation for their services:

•	$35,000 per year for each non-employee director;

•	$65,000 per year for chair of the Board (if applicable) in lieu of the annual amount above;

•	$15,000 per year for chair of the Audit Committee or $7,500 per year for each other member of the Audit Committee;

•	$10,000 per year for chair of the Compensation Committee or $5,000 per year for each other member of the Compensation Committee;

•	$8,000 per year for chair of the Nominating and Governance Committee or $4,000 per year for each other member of the Nominating and Governance Committee; and

•	under the amended policy, $10,000 per year for chair of the Research and Development Committee or $5,000 per year for each other member of the Research and Development Committee.

The cash compensation above is payable to our eligible non-employee directors in equal quarterly installments, prorated for any partial quarter of service.

Each non-employee director may elect to receive all (but not less than all) of his or her annual cash compensation under the policy in the form of a stock option, referred to herein as an election option. Each such election must be made no later than prior to the calendar year to which the election applies. Each election option is granted on the date of the annual meeting of our stockholders occurring in the calendar year to which the election relates, subject to the non-employee director’s continuous service through such date. Each election option has a grant date value calculated based on the Black-Scholes option valuation methodology equal to the annual cash compensation the election option is granted in lieu of, provided the number of shares subject to the election option will be rounded down to the nearest whole share.

For grants made prior to March 2021, 25% of each election option vested on the last day of each calendar quarter following the grant date of the election option, subject to the non-employee director’s continuous service through such date. Under the amended policy, 50% of each election option granted in 2021 and thereafter will vest on the grant date and 25% of each election option will vest on September 30 and December 31 of the year in which the election option is granted, subject to the non-employee director’s continuous service through such date.

Each non-employee director who joins our Board is automatically, upon the date of his or her initial election or appointment to be a non-employee director, granted a one-time stock option to purchase 20,335 shares of our common stock, referred to herein as an initial grant. Each initial grant will vest in three equal annual installments over the three-year period following the grant date, subject to the non-employee director’s continuous service through each applicable vesting date. Under the amended policy, as effective October 2021, a non-employee director who is appointed for the first time to become Chairman of the Board in the calendar year 2021 will automatically be granted a one-time stock option to purchase 10,167 shares of our common stock, referred to herein as the initial chairman grant. The initial chairman grant will vest on the one-year anniversary of the grant date, subject to the non-employee director’s continuous service through each applicable vesting date.

In addition, on the date of each annual meeting of our stockholders, each person who is then a non-employee director will automatically be granted a stock option to purchase 10,167 shares of our common stock. Under the amended policy, as effective October 2021, for the 2022 Annual Meeting, the Chairman of the Board will instead automatically be granted a stock option to purchase 20,334 shares of our common stock on the date of the 2022 Annual Meeting. The grants to each non-employee director and to the Chairman of the Board are each referred to herein as an annual grant. If six months or less have elapsed since the date of grant of the initial grant a non-employee director received, then the non-employee director will not be granted a full annual grant and instead will be granted a prorated annual grant that will be subject to 5,083 shares of our common stock, referred to herein as a prorated annual grant; except if, as of the date of an annual meeting of our stockholders, less than three months have elapsed since the date of grant of the initial grant the non-employee director received (or the non-employee director has not yet received an initial grant but is then eligible to receive an initial grant), then the non-employee director will not receive a prorated annual grant (or an annual grant). Under the amended policy, each annual grant or prorated annual grant will vest on the day prior to the first anniversary of the date of grant, subject to the non-employee director’s continuous service through such date.

Each option awarded to a non-employee director under the policy will become fully vested upon a Change in Control (as defined in the 2019 Plan), subject to the non-employee director’s continuous service through immediately prior to the closing of the Change in Control.

Each option granted under the policy will be a nonstatutory stock option and will have an exercise price per share equal to the fair market value of a share of our common stock on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with us.

Non-Employee Director Compensation

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2021. The compensation for Dr. McMahon, who resigned as our Chief Executive Officer effective October 26, 2021, and for Ms. Eastland, who became our Chief Executive Officer effective November 8, 2021, is set forth above under “Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)		Option Awards(1)(2) ($)	All Other Compensation ($)		Total ($)
Joseph Bailes, M.D.	40,250		166,183	—		206,433
Mark Chin	40,174	(3)	166,183	—		209,088
Alan Colowick, M.D.(4)	30,889		290,356	10,000	(5)	331,245
Jonathan Drachman, M.D.	40,250		166,183	—		206,433
Ronald Hunt	69,538	(3)	166,183	—		235,721
Scott Myers(6)	56,698		210,630	—		267,328
Andrew Robbins	47,500		166,183	—		213,683
Joanne Viney, Ph.D.	43,896	(3)	166,183	—		210,079

(1)

The amounts reported in this column reflect the aggregate grant date fair value of the option awards granted (other than election options) to our directors as computed in accordance with ASC Topic 718. See Note 9 to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of assumptions made us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)	The following table provides information regarding the aggregate number of equity awards granted to our non-employee directors that were outstanding as of December 31, 2021:

Name	Restricted Stock Outstanding at Year-End (#)	Option Awards Outstanding at Year-End (#)
Joseph Bailes, M.D.	—	30,502
Mark Chin	—	62,362
Alan Colowick, M.D.	—	20,335
Jonathan Drachman, M.D.	—	92,959
Julie Eastland(7)	—	64,064
Ronald Hunt	—	65,323
Scott Myers	—	68,324
Andrew Robbins	—	30,502
Joanne Viney, Ph.D.	—	33,073

(3)	In lieu of annual cash retainer fees, the director elected to receive an election option as provided for under the Non-Employee Director Compensation Policy, as described above.
(4)

Dr. Colowick was appointed to our Board in March 2021. Pursuant to the Non-Employee Director Compensation Policy, Dr. Colowick will receive an annual cash retainer of $35,000 for service on the Board and $5,000 for service on the Compensation Committee (each amount prorated for 2021). In addition, we granted Dr. Colowick on the date of his appointment options to purchase 20,335 shares of our common stock at an exercise price per share of the closing price of our common stock on the Nasdaq on the date of grant. The stock options will vest in a series of three equal annual installments measured from the date of grant, subject to continued service through each vesting date, and a term of 10 years, subject to earlier termination upon cessation of continuous service.

(5)

The amount reflects a consulting fee earned by Dr. Colowick for the evaluation and analysis of clinical development activities he performed pursuant to his consulting agreement with us dated February 12, 2021.

(6)

The Board appointed Mr. Myers in October 2021, and he received a $65,000 prorated payment as Chair of the Board for 2021. Pursuant to the Non-Employee Director Compensation Policy as effective October 2021, as Chair of the Board, Mr. Myers was also granted 10,167 option shares of common stock at an exercise price per share of the closing price of our common stock on the Nasdaq on the date of grant. The stock options will vest on the first anniversary of the date of the grant, subject to continued service through the vesting date, and a term of 10 years, subject to earlier termination upon cessation of continuous service.

(7)

Ms. Eastland became our President and Chief Executive Officer effective November 8, 2022. The total number of options reflects option awards Ms. Eastland was granted as a board member through November  8, 2021.

Indemnification

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, upon satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that our amended and restated certificate of incorporation, our amended and restated bylaw provisions and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders:
2015 Equity Incentive Plan	1,981,559	1.69	—	(1)
2019 Equity Incentive Plan	3,489,258	14.01	1,505,456	(2)
2019 Employee Stock Purchase Plan	93,917	—	617,210	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	5,564,734		2,122,666

(1)

Following the adoption of the 2019 Plan, no additional stock awards were granted under the 2015 Plan. Any shares becoming available under the 2015 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2019 Plan.

(2)

The number of shares of common stock reserved for issuance under the 2019 Plan automatically increases on January 1 of each year, beginning on January 1, 2020 and continuing through and including January 1, 2029, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2019 Plan, an additional 1,638,473 shares were added to the number of available shares effective January 1, 2022.

(3)

The number of shares of common stock reserved for issuance under the ESPP automatically increases on January 1 of each year, beginning on January 1, 2020 and continuing through and including January 1, 2029, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 750,000 shares, or (iii) such lesser number of shares determined by our Board. Pursuant to the terms of the ESPP, an additional 327,694 shares were added to the number of available shares effective January 1, 2022.

TRANSACTIONS WITH RELATED PERSONS

Certain Related-Party Transactions

In addition to the compensation arrangements with our directors and executive officers already described in this Proxy Statement under the headings “Non-Employee Director Compensation” and “Executive Officer and Director Compensation,” the following is a summary of transactions since January 1, 2020 to which we have been a participant, in which:

•	the amount involved exceeded or will exceed $120,000; and

•

any of our directors, current or former executive officers or holders of more than 5% of our capital stock, or any immediate family member of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under “Non-Employee Director Compensation” and “Executive Officer and Director Compensation” or that were approved by our Compensation Committee.

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s length transactions.

Royalty Transfer Agreement with MPM Oncology Charitable Foundation and UBS Optimus Foundation

In December 2016, we entered into a royalty transfer agreement (the “Royalty Transfer Agreement”) with MPM Oncology Charitable Foundation, Inc. (“MPMOCF”) and UBS Optimus Foundation (“UBS”). MPMOCF and UBS are affiliates of MPM Capital, Inc., a holder of more than 5% of our capital stock. Under the Royalty Transfer Agreement, we will pay 0.5% of our annual global net sales to each of MPMOCF and UBS for products that incorporate or utilize intellectual property that was discovered or developed by us prior to our initial public offering. Our payment obligations for each product will continue on a country-by-county basis upon the later of the twelfth anniversary of the first commercial sale of such product in such country or the expiration of the last to expire claim of certain patents owned or controlled by us covering such product in such country. If there are no such patent claims covering our product during this term, then our payment obligations will be reduced by 50% such that we would pay 0.25% of our annual global Net Sales to each of MPMOCF and UBS for the remainder of this term.

Our payment obligations to MPMOCF will terminate immediately upon the winding up or dissolution of MPMOCF. Our payment obligations to UBS will terminate immediately upon the expiration or termination of a certain contribution agreement between UBS and the Oncology Impact Fund (Cayman) Management L.P. (“OIF”). Additionally, the Royalty Transfer Agreement will terminate immediately if for any reason the MPM Oncology Management GP, LP ceases to serve as the general partner for OIF.

Participation in Our January 2021 Follow-On Offering

In January 2021, we issued and sold an aggregate of 6,764,704 shares of our common stock for $17.00 per share, for aggregate cash proceeds of approximately $108.1 million, net of underwriting discounts and commissions and offering costs, which includes the exercise by the underwriters of their option to purchase additional shares. The table below sets forth the number of shares of our common stock issued to any of our directors, executive officers or stockholders who held more than 5% of any class of our voting securities and their affiliates:

	Common Stock Purchased in our Follow-On Offering (#)	Aggregate Cash Purchase Price ($)
Entities affiliated with New Leaf Venture Partners(1)	235,294	3,999,998
Entities associated with OrbiMed(2)	450,000	7,650,000

(1)

Mr. Hunt, a member of our Board, is a manager of New Leaf Venture Management III, L.L.C., which is the general partner of New Leaf Venture Associates III, L.P., which is the general partner of New Leaf Ventures III, L.P.

(2)	Entities associated with OrbiMed held more than 5% of our capital stock at the time of the offering.

Other Transactions

We have entered into various employment related agreements and compensatory arrangements with our directors and executive officers that, among other things, provide for compensatory and certain severance and change of control benefits. For a description of these agreements and arrangements, see the section titled “Executive Officer and Director Compensation—Executive Compensation—Employment Agreements.”

We entered into indemnification agreements with each of our current directors and executive officers. See the section titled “Executive Officer and Director Compensation—Indemnification.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of March 31, 2022, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options and warrants that are currently exercisable within 60 days of March 31, 2022. Options to purchase shares of our common stock that are exercisable within 60 days of March 31, 2022 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 32,974,141 shares of our common stock outstanding as of March 31, 2022. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Harpoon Therapeutics, Inc., 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080.

	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% or Greater Stockholders
Entities associated with MPM Capital, Inc.(1)	6,328,095	19.2%
Entities associated with New Leaf Venture Partners(2)	3,156,699	9.6%
Arix Bioscience Holdings Limited(3)	2,190,922	6.7%
BlackRock, Inc.(4)	1,714,331	5.2%
Entities associated with OrbiMed(5)	3,846,916	11.8%

Directors and Named Executive Officers
Gerald McMahon, Ph.D.(6)	979,149	2.9%
Julie Eastland(7)	64,064	*
Georgia Erbez(8)	287,616	*
Natalie Sacks, M.D.(9)	333,201	1.0%
Joseph Bailes, M.D.(10)	23,723	*
Mark Chin(11)	62,362	*
Alan Colowick, M.D.(12)	6,778	*
Jonathan Drachman, M.D.(13)	88,351	*
Ronald Hunt(14)	3,222,022	9.8%
Scott Myers(15)	58,157	*
Andrew Robbins(16)	23,723	*
Joanne Viney, Ph.D.(17)	19,516	*
All current executive officers and directors as a group (12 persons)(18)	4,427,371	13.0%

*	Represents beneficial ownership of less than 1%.

(1)

This information is based solely on information contained in the Schedule 13D/A filed with the SEC on May 6, 2021, as well the Form 4 filed with the SEC by Ansbert Gadicke on June 2, 2021. Consists of (a) 2,657,097 shares of common stock held by MPM BioVentures 2014, L.P., (b) 152,470 shares of common stock held by MPM BioVentures 2014 (B), L.P., (c) 96,376 shares of common stock held by MPM Asset Management Investors BV2014 LLC, (d) 225,445 shares of common stock held by MPM Asset Management LLC, and (e) 3,196,707 shares of common stock held by UBS Oncology Impact Fund, L.P. MPM BioVentures 2014 LLC is the Managing Member of MPM BioVentures 2014 GP LLC, which is the General Partner of MPM BioVentures 2014, L.P. and MPM BioVentures 2014 (B), L.P. MPM BioVentures 2014 LLC is also the Manager of MPM Asset Management Investors BV2014 LLC. Luke Evnin, Ph.D., a member of our Board until June 30, 2020, Ansbert Gadicke and Todd Foley are the members of MPM BioVentures 2014 LLC and share voting and dispositive power over the shares held by each of MPM BioVentures 2014, L.P., MPM BioVentures 2014 (B), L.P. and MPM Asset Management Investors BV2014 LLC. MPM Asset Management LLC was retained as a manager to manage the operations of MPM BioVentures 2014, L.P., MPM BioVentures 2014 (B), L.P. and MPM Asset Management Investors BV2014 LLC. Drs. Evnin and Gadicke are the members of MPM Asset Management LLC and share voting and dispositive power over the shares held by MPM Asset Management LLC. MPM Oncology Impact Management GP LLC is the General Partner of MPM Oncology Impact Management LP, the General Partner of Oncology Impact Fund (Cayman) Management L.P., the General Partner of UBS Oncology Impact Fund, L.P. Dr. Gadicke is a Managing Member and the Managing Director of MPM Oncology Impact Management GP LLC and has voting and dispositive power over the shares held by UBS Oncology Impact Fund, L.P. The address for each of the entities listed in this footnote is MPM Asset Management, 450 Kendall Street, Cambridge, MA 01242.

(2)

This information is based solely on information contained in the Schedule 13G/A filed with the SEC on February 11, 2022. Consists of (a) 2,242,839 shares of common stock held by New Leaf Ventures III, L.P. (“New Leaf III”), and (b) 913,860 shares of common stock held by New Leaf Biopharma Opportunities II, L.P. (“New Leaf BPO II”). New Leaf Venture Associates III, L.P. (“Associates III”) is the general partner of New Leaf III. New Leaf Venture Management III, L.L.C. (“Management III”) is the sole general partner of Associates III and ultimate general partner of New Leaf III. The Managing Directors of Management III, Mr. Hunt, a member of our Board, and Vijay K. Lathi, may each be deemed to share voting, investment and dispositive power over the shares held by New Leaf III. Each of the Managing Directors of Management III is also a limited partner of Associates III. New Leaf BPO Associates II, L.P. (“BPO Associates II”) is the general partner of New Leaf BPO II. New Leaf BPO Management II, L.L.C. (“BPO Management II”) is the sole general partner of BPO Associates II. The Managing Directors of BPO Management II, Mr. Hunt and Mr. Lathi, may each be deemed to share voting, investment and dispositive power of the shares held by New Leaf BPO II. The address for each of the entities listed in this footnote is c/o New Leaf Venture Partners, 7 Times Square, Suite 3502, New York, NY 10036.

(3)

This information is based solely on information contained in the Schedule 13D/A filed with the SEC on July 16, 2021. Arix Bioscience Plc is the sole owner and parent of Arix Bioscience Holdings Limited and may be deemed to indirectly beneficially own these shares. Mark Chin, who is a director of our company, is a managing director of Arix Bioscience Plc. The address of Arix Bioscience Holdings Limited is Duke Street House, 50 Duke Street, London W1K 6JL, United Kingdom. The address of Mr. Chin is 82 Nassau Street, PMB 725, New York, NY 10038.

(4)	This information is based solely on information contained in the Schedule 13G filed with the SEC on February 4, 2022. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(5)

This information is based solely on information contained in the Schedule 13G/A filed with the SEC on February 11, 2022. Consists of (a) 1,667,900 shares of common stock held by OrbiMed Capital LLC (“OrbiMed Capital”), (b) 1,235,608 shares of common stock held by OrbiMed Advisors LLC (“OrbiMed Advisors”), and (c) 943,408 shares of common stock held by OrbiMed Capital GP VII LLC (“OrbiMed Capital GP”). OrbiMed Advisors, OrbiMed Capital, and OrbiMed Capital GP are entities under common control by a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by OrbiMed Capital, OrbiMed Advisors and OrbiMed Capital GP. The address of each of these entities listed in this footnote is 601 Lexington Avenue, 54th Floor, New York, NY 10022.
(6)

Consists of (a) 174,682 shares of common stock, and (b) 804,467 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2022. Dr. McMahon resigned as the Company’s President and Chief Executive Officer effective October 26, 2021.

(7)

Consists of 64,064 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2022. Ms. Eastland began serving as the Company’s President and Chief Executive Officer effective November 8, 2021.

(8)

Consists of (a) 72,292 shares of common stock directly held by Ms. Erbez, (b) 19,215 shares of common stock held indirectly through Georgia Leigh Erbez Charles Schwab & Co Inc. Cust. IRA Contributory, (c) 6,700 shares held indirectly through David Milan Erbez Charles Schwab & Co Inc. Cust. IRA Contributory, and (d) 189,409 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2022.

(9)	Consists of (a) 45,754 shares of common stock held directly by Dr. Sacks, and (b) 287,447 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2022.
(10)	Consists of 23,723 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2022.
(11)	Consists of 62,362 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2022.
(12)	Consists of 6,778 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2022.
(13)	Consists of 88,351 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2022.
(14)

Consists of (a) 2,242,839 shares held indirectly through New Leaf III, (b) 913,860 shares of common stock held indirectly through New Leaf BPO II, and (c) 65,323 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2022. Mr. Hunt is a Managing Director of Management III, which is the general partner of Associates III, the general partner of New Leaf III. He is also a limited partner of Associates III, as well as a manager of BPO Management II, which is the sole general partner of BPO Associates II, and ultimate general partner of New Leaf BPO II. As such, Mr. Hunt may be deemed to share voting, investment, and dispositive power with respect to the shares held by New Leaf III and New Leaf BPO II.

(15)	Consists of (a) 27,656 shares of common stock held directly by Mr. Myers, and (b) 30,501 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2022.
(16)	Consists of 23,723 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2022.
(17)	Consists of 19,516 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2022.
(18)	Consists of 1,045,709 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2022.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders, cost savings for companies and enables us to reduce our environmental impact.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Harpoon Therapeutics, Inc. Direct your written request to Harpoon Therapeutics, Inc., 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080, Attn: Corporate Secretary or at (650) 443-7400. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the 2022 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

/s/ Georgia Erbez

Georgia Erbez Chief Financial Officer and Secretary

April 29, 2022

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: Harpoon Therapeutics, Inc., 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080, Attn: Corporate Secretary.

HARPOON THERAPEUTICS, INC. ATTENTION: CORPORATE SECRETARY 131 OYSTER POINT BOULEVARD, SUITE 300 SOUTH SAN FRANCISCO, CALIFORNIA 94080 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 21, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HARP2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 21, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D81167-P68208 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HARPOON THERAPEUTICS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. To elect the two nominees for director named below to hold office as Class III directors until the 2025 Annual Meeting of Stockholders. Nominees: 01) Julie Eastland 02) Scott Myers The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com. D81168-P68208 HARPOON THERAPEUTICS, INC. Annual Meeting of Stockholders June 22, 2022 at 9:00 am Pacific Time This proxy is solicited on behalf of the Board of Directors The undersigned stockholder hereby appoints Julie Eastland and Georgia Erbez, or either of them, as proxies and attorneys-in-fact, each with the power to appoint her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of Harpoon Therapeutics, Inc. that the stockholder is entitled to vote at the 2022 Annual Meeting of Stockholders to be held on June 22, 2022 at 9:00 am Pacific Time at www.virtualshareholdermeeting.com/HARP2022, and at any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, AND, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, AS SAID PROXIES DEEM ADVISABLE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE